UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2023

MOTUS GI HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38389	81-4042793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1301 East Broward Boulevard, 3rd Floor Ft. Lauderdale, FL	33301
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 541-8000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchanged on Which Registered
Common Stock, $0.0001 par value per share	MOTS	The Nasdaq Capital Market

Item 2.05. Costs Associated with Exit or Disposal Activities

On January 10, 2023, Motus GI Holdings, Inc. (the “Company”) announced that it has initiated a process to explore a range of strategic and financing alternatives focused on maximizing stockholder value and accelerating the commercialization of the Pure-Vu System. The Company has engaged Lake Street Capital Markets LLC (“Lake Street Capital”) to advise the Company in this process. Potential strategic alternatives that may be considered by the Company are expected to include an acquisition, merger, reverse merger, other business combination, sale of assets, licensing and other strategic transactions.

To support these objectives, on January 5, 2023, the Board of Directors of the Company (the “Board”) approved a strategic restructuring program aimed at capital preservation. The Company expects to reduce its quarterly cash expenditures by approximately 35% by eliminating approximately 45% of its workforce during the first quarter of 2023. In connection with the restructuring, the Company expects to incur a non-recurring charge of approximately $1.0 to $2.0 million in the first quarter of 2023. In addition, the non-management members of the Board agreed to defer their Board fees until a future date.

Also, on January 5, 2023, the Compensation Committee of the Board and the Board determined that it would not be approving any management increases in salary or any cash bonus or equity compensation for 2022 performance but did approve retention payments as follows: Timothy P. Moran, the Company’s Chief Executive Officer - $150,000; Mark Pomeranz, the Company’s President and Chief Operating Officer - $100,000; and Andrew Taylor, the Company’s Chief Financial Officer - $75,000. Payments are expected to be made on or around April 14, 2023.

The planned restructuring is intended to position the Company to explore all strategic alternatives, continue supporting its existing customers utilizing Pure-Vu EVS for colonoscopies, as well as targeting pipeline opportunities with contracted health systems. In addition, the Company intends to continue to advance its Pure-Vu EVS Gastro development program, which is designed for use during an Upper GI endoscopy to improve visualization by clearing debris and may help improve procedure times and outcomes especially in high acuity situations like an upper GI bleed. The Company recently announced it intends to seek U.S. regulatory approval for the Pure-Vu EVS Gastro device in the second half of 2023.

The Company intends to continue to evaluate and identify other areas of its business to enhance efficiencies and improve processes, with a goal to further lower its operating expenses and capital needs. There can be no assurance that this strategic review process will result in any changes to the Company’s current business plans or lead to any specific action or transaction. The Company does not intend to discuss or disclose further developments during this strategic review process unless and until its Board of Directors has approved a specific action or the Company otherwise determines that further disclosure is appropriate.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 4, 2023, the Company received notice (the “Notice”) from The Nasdaq Stock Market LLC (“Nasdaq”) indicating that it is not in compliance with Nasdaq Listing Rule 5550(b)(1) which requires companies listed on Nasdaq to maintain a minimum $2,500,000 in stockholders’ equity for continued listing. The Company reported stockholders’ equity of $762,000 in its quarterly report on Form 10-Q for the period ended September 30, 2022, and, as a result, does not currently satisfy Listing Rule 5550(b)(1).

The Notice has no immediate impact on the listing of the Company’s common stock, which will continue to be listed and traded on Nasdaq, subject to the Company’s compliance with the other continued listing requirements. The Notice provides the Company with 45 calendar days, or until February 18, 2023, to submit a plan to regain compliance. If the plan is accepted, the Company will be granted up to 180 calendar days from January 4, 2023, to evidence compliance. There can be no assurance that the Company will be able to regain compliance with all applicable continued listing requirements or that its plan will be accepted by the Nasdaq staff. In the event the plan is not accepted by the Nasdaq staff, or in the event the plan is accepted and the compliance period granted but the Company fails to regain compliance within the compliance period, the Company would have the right to a hearing before an independent panel. The hearing request would halt any suspension or delisting action pending the conclusion of the hearing process and the expiration of any additional extension period granted by the panel following the hearing.

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The Company intends to take all reasonable measures available to regain compliance under the Nasdaq Listing Rules and remain listed on Nasdaq. The Company is currently evaluating its available options to resolve the deficiency and regain compliance with the Nasdaq minimum stockholders’ equity requirement. The Company intends to submit the compliance plan by the Nasdaq deadline.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

See the description of the retention payments under Item 2.05. Costs Associated with Exit or Disposal Activities.

Item 7.01. Regulation FD.

On January 10, 2023, the Company issued a press release announcing that it has initiated the process of exploring strategic alternatives after engaging Lake Street Capital as an advisor and has implemented an internal restructuring plan to preserve capital. A copy of the press release is attached hereto as Exhibit 99.1.

The information in this Current Report on Form 8-K under Item 7.01, including the information contained in Exhibit 99.1, is being furnished to the Securities and Exchange Commission, and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by a specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) The following exhibit is furnished with this report:

Exhibit No.	Description
99.1	Press Release issued by Motus GI Holdings, Inc., dated January 10, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTUS GI HOLDINGS, INC.

Dated: January 10, 2023	By:	/s/ Timothy P. Moran
	Name:	Timothy P. Moran
	Title:	Chief Executive Officer

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